UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts 02111

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in its proxy statement for its 2008 annual meeting, in February 2008 State Street Corporation granted its executive officers annual performance awards under the State Street 2006 Equity Incentive Plan as part of their compensation for the 2007 fiscal year. These performance awards settle in common stock upon satisfaction of specified corporate financial performance conditions measured over a prospective two-year cycle.

On June 17, 2008, we approved amendments to all performance awards granted as part of 2007 compensation, including the February 2008 awards to our executive officers. In general, the amendments provide that awards granted to recipients that are or become eligible for retirement and leave the employment of the company continue to vest in accordance with their terms for the full duration of the relevant performance cycle. These award recipients are therefore entitled to receive payment under the applicable performance award at the end of the performance cycle for the full duration of the performance cycle to the extent that the conditions of the award, including the relevant performance goals, are achieved. Payment under these circumstances is subject to the recipient’s compliance with State Street customer and employee nonsolicitation obligations. Prior to these amendments, the payment received by these recipients would have been pro-rated for the term of their employment during the relevant performance cycle. The applicable retirement age is 55 years, and retirement under the State Street 2006 Equity Incentive Plan also requires five years of service to the company.

The February 2008 performance awards granted to each of our Chairman and Chief Executive Officer, Ronald E. Logue, our President and Chief Operating Officer, Joseph L. Hooley, our Executive Vice President and Chief Financial Officer, Edward J. Resch, our Vice Chairman, Joseph C. Antonellis, and our Executive Vice President, James S. Phalen, were amended by this action, accordingly. Of these officers, Mr. Logue, Mr. Resch and Mr. Phalen currently are eligible for retirement under the State Street 2006 Equity Incentive Plan, and Mr. Antonellis is scheduled to become eligible for retirement during the performance cycle for the February 2008 performance awards.

The amendments were approved by the Executive Compensation Committee of our Board of Directors after an analysis of market data and are designed to allow retiring individuals the opportunity to earn compensation awarded for completed prior periods, consistent with the treatment of similar matters under our other compensation plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel

Date: June 20, 2008